UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2008

Claimsnet.com inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14860 Montfort Dr, Suite 250, Dallas, Texas		75254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-458-1701

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2008, Claimsnet.com inc. ("Claimsnet") entered an Amendment Number 1 (the "Amendment") to that certain Unsecured Promissory Note by and between Claimsnet and National Financial Corporation ("NFC"), a related party, dated December 13, 2007 with an original due date of January 31, 2008. Pursuant to the Amendment, payments equal to the principal and accrued and unpaid interest on the note are now due on demand, and the interest rate shall be 5% per annum effective March 20, 2008. All other terms of the original agreement remain in effect. A description of the relationships between Claimsnet and NFC is provided in Claimsnet’s Annual Report on Form 10-KSB for the year ended December 31, 2007, in "Item 12. Certain Relationships and Related Transactions," which section is incorporated herein by reference for all purposes.

On March 20, 2008, Claimsnet borrowed an aggregate of $250,000 from Elmira United Corp. and issued a convertible promissory note (the "3½% Note"). The 3½% Note bears interest at the rate of 3½% per annum. A payment equal to the principal and accrued and unpaid interest on the 3½% Note is due March 31, 2011. At the option of Claimsnet, at any time or from time to time prior to the maturity date, all or any portion of the outstanding principal and interest may be converted into a number of shares of Claimsnet’s common stock at a conversion price of $0.16 per share. The 3½% Note contains customary events of default. If an event of default occurs, Claimsnet may be required to repay all amounts outstanding under the Note.

On March 20, 2008, Claimsnet borrowed an aggregate of $250,000 from Elmira United Corp. and issued a convertible promissory note (the "4% Note" and together with the 3½% Note, the "Notes"). The 4% Note bears interest at the rate of 4% per annum. A payment equal to the principal and accrued and unpaid interest on the 4% Note is due March 31, 2013. At the option of Claimsnet, at any time or from time to time prior to the maturity date, all or any portion of the outstanding principal and interest may be converted into a number of shares of Claimsnet’s common stock at a conversion price of $0.21 per share. The 4% Note contains customary events of default. If an event of default occurs, Claimsnet may be required to repay all amounts outstanding under the 4% Note.

The proceeds from the Notes will be used to repay maturing debt and to finance Claimsnet’s working capital requirements.

The foregoing descriptions of the Amendment and the Notes do not purport to be complete and are qualified in their entirety by reference to the Amendment and the Notes which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of Claimsnet’s financial obligations pursuant to the Amendment and the Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1. Amendment Number 1 to the Unsecured Promissory Note By and Between Claimsnet.com inc. and National Financial Corporation, dated March 20, 2008
Exhibit 10.2. Unsecured Convertible Promissory Note, dated March 20, 2008
Exhibit 10.3. Unsecured Convertible Promissory Note, dated March 20, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claimsnet.com inc.

March 24, 2008	By:	Laura Bray

Name: Laura Bray
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Amendment Number 1 To The Unsecured Promissory Note By And Between Claimsnet.com inc. And National Financial Corporation
10.2	Unsecured Convertible Promisory Note, dated March 20, 2008
10.3	Unsecured Convertible Promisory Note, dated March 20, 2008